UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2020

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	Pending
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2020, Summit Therapeutics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Company’s Chief Executive Officer and Executive Chairman, Robert W. Duggan (the “Investor”). The Purchase Agreement provides the Company the ability to issue and sell to the Investor up to 14,970,060 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in a private placement at price per share of $3.34, for a purchase price of up to approximately $50 million. The purchase price per share of Common Stock represents the Nasdaq closing price per share of Common Stock immediately preceding the entry into the Purchase Agreement. The Purchase Agreement also affords the Company the flexibility to issue and sell fewer than the maximum shares of Common Stock to the Investor, in the Company’s discretion, provided that no less than 9,730,539 shares of Common Stock shall be sold to the Investor thereunder. The Purchase Agreement contemplates that the Company may engage prior to the closing with third parties who may have an interest in making an investment in the Company on similar terms as those set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants and closing conditions. The Company expects to effect the closing and the issuance of Common Stock to the Investor pursuant the Purchase Agreement in about two weeks’ time. On the date that is two business days before the intended closing, the Company shall issue a notice to the Investor stipulating the number of shares of Common Stock that the Investor is obligated to purchase in accordance with the Purchase Agreement.

The securities issued to the Investor at the closing and any securities issued to third parties on similar terms on or around such date will not be registered under the Securities and Exchange Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated October 2, 2020, by and between Summit Therapeutics Inc. and Robert W. Duggan.*
99.1	Press Release, dated October 2, 2020.

* Exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of all omitted Exhibits to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: October 5, 2020	By:	/s/ Michael Donaldson
Michael Donaldson
Chief Financial Officer